                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 22 to Registration  Statement No. 33-79482 on Form N-1A of American  Century
Strategic  Asset  Allocations,  Inc. of our  reports  dated  January  14,  2005, appearing in the respective Annual Reports of Strategic Allocation: Conservative
Fund, Strategic Allocation: Moderate Fund, Strategic Allocation: Aggressive Fund
and Newton Fund,  comprising American Century Strategic Asset Allocations,  Inc.
for  the  year  ended   November  30,  2004,  in  the  Statement  of  Additional
Information,  which is part of this Registration  Statement.  We also consent to the  reference  to us  under  the  caption  "Other  Service  Providers"  in such
Statement of  Additional  Information.  We also  consent to the  reference to us under the caption  "Financial  Highlights" in the  Prospectuses,  which are also part of this Registration Statement.

/s/ Deloitte & Touche LLP
-----------------------------------------
Deloitte & Touche LLP

Kansas City, Missouri
March 24, 2005